                                                                    Exhibit 6.15

         Stabilized Rice Bran Processing, Sales and Marketing Agreement

         This Stabilized Rice Bran Processing, Sales and Marketing Agreement, dated as of June 28, 1994, is made between Farmers' Rice Cooperative, a cooperative association organized under the California Food & Agricultural Code ("FRC"), and Food Extrusion, Inc., a California corporation ("FoodEx").

Section 1. Definitions

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "Claim" (or in the plural, "Claims") means any claim, action, suit, demand, proceeding or investigation seeking damages, costs, expenses, fines or penalties (including costs of investigation, defense and settlement and reasonable court costs and attorneys' fees), or an injunction, relating to any personal injury, property damage, breach of contract, negligence. economic injury or other liability, whenever arising and by whomever asserted.

         "Effective  Date"  means the date of  completion  of the  Milestone  in
Section 2.5(iv).

         "Facility" means Warehouse 4 of FRC located at 2224 Industrial Boulevard, West Sacramento, California.

         "Product" (or in the plural, "Products") means full fat stabilized rice bran and/or enhanced full fat stabilized rice bran, and such other rice bran products as the parties may hereafter mutually agree upon, from time to time, in the sole discretion of each party.

Section 2. Installation of Equipment

         2.1 Installation Pursuant to the terms and conditions of this Agreement, FoodEx will at its own expense design, provide and install in the Facility all components and hardware necessary for and required in connection
with [                      ***                      ] and packaging the Product
in a  capacity  of at least ] [         ***        ] (the  "Equipment").  FoodEx
agrees that the proper design of the Equipment requires that certain devices and
systems,  such as [                ***                  ]  are an  integral  and
necessary part of the process to ensure, among other things, the purity and wholesomeness of the Product, and FoodEx agrees to incorporate such components into the design of the Equipment. FoodEx is also responsible for ensuring that the Equipment satisfies the process and approval requirements of all of its customers. Without limiting the foregoing, (i) the Equipment shall contain at
least [      ***     ] in  order  to  provide  [               ***
           ] of the Equipment and to help [           ***            ], and (ii)
the Equipment will be sized to handle the current FRC maximum rice bran delivery
capability,  which is [        ***      ]  FRC  agrees  to sell to  FoodEx  [
               ***                                  ] and other components to be
incorporated into the Equipment at prices to be mutually agreed. [ ***] will pay all fees, costs and expenses (including without limitation all material, labor, transportation and professional fees, costs and expenses) incurred in connection with the design, procurement and installation of the Equipment.

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request.

2.2      Approval Rights

         (a) Approval Rights FRC shall have the right to approve all aspects of the design, components and installation plans and procedures relating to the Equipment (including without limitation the approval of contractors and subcontractors installing or otherwise working on the Equipment). Without limiting the foregoing in any way, FRC may withhold its approval of the Equipment hereunder if in FRC's sole judgment:

                  (1) any aspect of the Equipment, or its design, component quality or installation or removal procedures, (1) would pose an unreasonable risk of personal injury or property damage to anyone or anything, (ii) would violate, or would result in a violation of, any law, including any health, safety, labor, building or other code or regulation, or (iii) would otherwise pose an unreasonable risk of subjecting FRC to civil or criminal liability to any third party; or

                  (2) the Equipment as designed or installed could not be maintained, cleaned or sanitized in a cost-effective manner.

         (b)  Approval Not  Assumption  or Waiver Any approval by FRC under this
Section 2.2, whether or not specifically relating to any aspect of the Equipment's design, components or installation or removal procedures, does not constitute an assumption of liability, or a waiver of indemnity or contribution, by FRC for any liability arising therefrom.

         2.3 Facility FRC will provide up to [***] square feet of physically segregated facilities for the Equipment at the Facility, and FoodEx agrees that the space occupied by the Equipment will not exceed [***] square feet. FRC has sole discretion over the physical location and configuration of the Equipment at the Facility and FRC shall construct a dividing wall suitable in its judgment to separate the operation of the Equipment from the other activities conducted by FRC at the Facility, provided that (i) the Facility will have reasonable access to sufficient electricity (including a central distribution panel near the Equipment), water and other utilities to operate and maintain the Equipment, and
(ii) the Equipment will be located conveniently near existing FRC bran storage and processing areas.

         2.4 FRC Assistance In connection with the  installation  and removal of
the Equipment, FRC [       ***        ] will provide FoodEx with such reasonable
engineering and professional assistance in selecting and purchasing components for the Equipment and contractors to install the Equipment (all of whom must meet FRC's then standard qualification requirements, including licensing and insurance coverage), and planning and supervising the installation and removal of the Equipment, as FRC deems desirable. FRC shall have no liability to FoodEx for or by reason of any assistance provided to FoodEx under this Section 2.4, except to the extent that the rendering of such assistance constitutes gross negligence or willful misconduct, or for failure to provide any such assistance.

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         2.5 Timetable Each of the following shall be completed by the respective date set forth below (each a "Milestone"):

                  (i) FoodEx shall have submitted initial design plans for the Equipment to FRC, and shall have made such modifications thereto as FRC then requires for approval under Section 2.2, by September 1, 1994;

                  (ii) Installation of the Equipment shall have commenced no later than October 1, 1994;

                  (iii)   Installation   of  the   Equipment   shall  have  been
         substantially completed no later than October 31, 1994; and

                  (iv) Installation of the Equipment shall have been completed, and the Equipment successfully tested, to FRC's satisfaction no later than November 30, 1994.

         2.6 Training and Support FoodEx will provide to FRC, [      ***      ]
training and technical support (including without limitation reasonable telephone and on-site consultation, detailed operation and maintenance manuals, and maintenance and replacement parts and materials) to enable FRC personnel to start up and fine-tune, and thereafter to efficiently and safely clean, operate, maintain and repair, the Equipment. FoodEx will from time to time at its own cost make such reasonable modifications and/or improvements to the Equipment as FRC may request in order to improve the efficiency or cost-effectiveness of cleaning, sanitizing, operating, maintaining or repairing the Equipment. FoodEx will pay all fees, costs and expenses (including without limitation all material, labor, transportation and professional fees, costs and expenses) incurred in connection with any such modifications and/or improvements.

         2.7 Reimbursement of Start-Up Costs [ ***] will reimburse [***] within 30 days after submission of bills by [***] for all actual documented costs incurred by [***] in connection with the installation, start-up and fine-tuning of the Equipment prior to the time that the parties agree that the Equipment is performing in an effective and satisfactory manner.

Section 3. Operation of Equipment

         3.1      Operation, Maintenance and Repair

         (a) General FRC, as long as FoodEx provides the proper training and support as set forth in Section 2, will have responsibility for providing personnel to properly clean, operate, maintain and repair the Equipment during the term of this Agreement; provided, however, that FoodEx will be responsible for promptly providing all replacement parts for the Equipment. FRC will ensure that the cleaning, operation, maintenance and repair of Equipment complies with all applicable health, safety, labor, building and other codes and regulations and that the Equipment is kept in a sanitary and food grade condition.

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         (b) Operating Fee For each [ *** ] of Product processed by FRC for FoodEx during the term of this Agreement using the Equipment, FoodEx shall pay FRC an operating fee [
                                  ***

         ] determined as follows:

                  (i) for  orders  placed  during  each of the first six  months
         after the  Effective  Date,  the  amount  of  [        ***        ] for
         [            ***           ] Product  and  [           ***        ] for
         [ *** ] Product, subject to equitable adjustment (retroactively, if necessary) for an actual operating capacity of the Equipment of less
         than [          ***         ] an on-line  operating  efficiency of less
         than [***] or a variance in installed horsepower from that used in calculating the cost of operating the Equipment; and

                  (ii) for orders placed after said six-month  period, an amount
         per [                         ***                      ]  Product  that
         [                                     ***
            ] The parties agree to make adjustments from time to time to reflect any modifications or improvements to the Equipment and any variation over time of the actual cost from the cost figures on which the fee is based.

         (c) Packaging Supplies and Other Ingredients FoodEx will promptly supply to FRC all packaging supplies and materials to be used in packaging the Product and all ingredients (including any additives) to be used in processing the Product or, if acceptable to FRC, FRC shall at the request of FoodEx procure such supplies, materials and/or ingredients and FoodEx shall reimburse FRC for all actual documented costs incurred by FRC in connection with its procurement thereof.

         (d) Maintenance Expenses [ *** ] shall pay [ ***] for all actual documented costs incurred by; [***] in connection with the maintenance and repair of the Equipment.

         3.2  [

                                 ***

]

         3.3 Production for FoodEx

         (a) General; Purchase Orders Subject to the terms and conditions hereof, FRC hereby agrees to process for FoodEx, and FoodEx hereby agrees to pay FRC therefor in accordance with this Agreement, [
                           ***                                ] FoodEx agrees to
give FRC commercially reasonable lead times for its processing orders of Product hereunder and acknowledges that FRC may also be using the Equipment to process orders of Product for its customers.

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         (b) Sale of Raw Rice Bran Subject to the terms and conditions hereof, FRC hereby agrees to sell to FoodEx, and FoodEx agrees to purchase from FRC, all quantities of raw rice bran required to fill orders by FoodEx to FRC for
Product. [                         ***

















                  ]

         (c) Laboratory Testing As part of the services covered by the FoodEx processing fee, within its existing capabilities, FRC will provide the following laboratory, quality assurance and certification services for a sample of each lot of Products processed for FoodEx using the Equipment:

                  [




                                  ***




                                                         ]

FRC on a case-by-case basis and for an additional fee may provide other in-house or independent laboratory services if requested by FoodEx.

         (d) Delivery; Risk of Loss; No Storage Space FRC will use reasonable efforts, within the existing limitations and capabilities of the Equipment, to process and deliver all Product ordered by FoodEx at the times and in the quality and quantities requested by FoodEx in its purchase orders; provided, however, that (i) if the Equipment's output of processed Product is insufficient to timely fill FoodEx' [

                              ***

                   ] (ii) FRC shall not be obligated to place another shift of personnel into operation or pay overtime to any personnel to meet any such deadlines. FoodEx shall be responsible for arranging satisfactory delivery schedules with its customers, and FRC shall have no liability therefor. FoodEx will be responsible for all costs of shipment and delivery of the Products ordered by it. Title to and risk of loss with respect to the Products ordered by FoodEx shall pass from FRC to FoodEx at the time that the shipper or carrier designated by FoodEx receives possession of the Products. Due to the lack of storage space at the Facility, FoodEx agrees that all Products processed for it shall be produced to order and for direct and immediate shipment to FoodEx's customers or other warehouse or distribution facilities. [



                                     ***

         ]

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         (e)  [

                                     ***

                                                 ]

         (f) Payment Terms Before the tenth day of each calendar month during the term of this Agreement, FRC will invoice FoodEx for all fees, expenses and purchases of raw rice bran payable by FoodEx, and FoodEx will invoice FRC for all processing fees payable by FRC, under this Agreement incurred in the previous month. Within 20 days after the first of such invoices is received by either party, FoodEx will pay FRC, or FRC will pay to FoodEx, as appropriate, the net balance owing between the parties. In the event that any payment due under this Section 3.3(f) is not made within 10 days after it becomes due, the aggrieved party may add to the amount due a late payment fee not exceeding [
  ***  ]

         (g) Resales by FoodEx FoodEx will sell the Product to its customers under written sales agreements containing provisions the same as or substantially similar to the capitalized provisions of Sections 9.5 and 9.6 of this Agreement. FoodEx will, on the request of FRC, provide FRC copies of all such agreements.

         3.4 [


                                     ***


]

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

Section 4. Marketing

         4.1 [




                                      ***




]

         4.2 By FoodEx FoodEx will have the exclusive right to market Product to any customers other than customers as to whom FRC has the exclusive right to market Product. All sales by FoodEx of Product that is processed by FRC through use of the Equipment shall be made in compliance with all applicable laws. FoodEx need not order from FRC all Product ordered by its customers. FoodEx will
have complete  freedom to [                             ***
                                  ]

         4.3 FRC Customer Information Upon execution of this Agreement, and from time to time at reasonable intervals thereafter, FRC will provide FoodEx with names, addresses and contact persons of its existing customers for the Products, except to extent prohibited from doing so by law, by contract or by customer request in individual cases. FoodEx shall use such information to comply with the provisions of Section 4.2 and may use such information for the purpose of marketing to such customers products of its own which (except as provided in Section 4.5) do not compete with products now offered by FRC, but shall not use such information for any other purpose. FoodEx may contact such customers of FRC by telephone, by mail or in person only after giving prior notice to FRC, and must promptly provide to each customer so contacted a disclosure statement in the form provided or approved by FRC explaining the relationship between FRC and FoodEx, must obtain the customer's signature on the disclosure statement, and must return the signed disclosure statement to FRC within IO days after first contact with the customer.

         4.4 List of Brokers Upon execution of this Agreement, FRC will provide FoodEx with a current list of brokers utilized by FRC for marketing Product. FoodEx may contact and utilize the services of these brokers in order to attempt to expand markets for Product and its derivatives.

         4.5 Development of Derivatives Notwithstanding Section 4.2, FoodEx may purchase Product from FRC in order to develop Product derivatives, and may market any such Product derivatives developed to any potential purchaser, including current FRC customers, even if such Product derivatives compete with products then offered by FRC. FoodEx agrees to use FRC on the terms set forth herein, to the 'extent that FRC has the capacity to do so, as its principal source for the Product used in processing such derivative products; provided, however, that the purchase of Product by FoodEx from FRC in order to develop derivatives of the Products shall in no way interfere with FRC's production schedule of the Products for customers of FRC or FoodEx.

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         4.6 [



                                      ***



]

         4.7 Scope of Section This Section 4 applies only to the Product, and, without limiting the previous clause, does not apply to any rice, rice bran or any other products processed or sold by FRC.

Section 5. Clinical Study; FDA Approval

         Within 180 days after the execution of this Agreement, FoodEx shall initiate and use its best efforts to diligently maintain, in cooperation with a generally recognized university or research institution, a reasonably designed human clinical study for the purpose of researching possible health benefits of stabilized rice bran or its fractions.

Section 6. Term

         6.1 General The term of this Agreement shall commence on the date hereof and, unless terminated earlier under Section 6.2, shall expire on the third anniversary of the Effective Date. The parties from time to time by mutual agreement may extend the term for one or more additional two-year periods.

         6.2 Termination This Agreement may be terminated prior to expiration thereof without liability of the terminating party:

                  (i) By FRC, if any Milestone described in Section 2.5 is not achieved within 15 days after the respective scheduled date;

                  (ii) By FRC if it does not  approve  all  matters  covered  by
         Section 2.2;

                  (iii) By either party, if the parties are unable to agree upon any adjustment of price for rice bran, fees or any other matter subject to adjustment in the future hereunder;

                  (iv) By either party, at any time after the failure of the other party to make any payment due under this Agreement within 10 days after such payment is due;

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

                  (v) By either party, at any time after the thirtieth day after written notice to the other party of the breach by the other party of any provision contained in this Agreement (other than Section 8 or any provision relating to payment of funds), specifying the nature and extent of the breach, if within such thirty-day period the specified breach has not been cured to the reasonable satisfaction of the aggrieved party;

                  (vi) By either party, at any time after a breach or threatened breach by the other of any obligation under Section 8; or

                  (vii) By either party, without cause at any time upon the giving of six months' notice of such termination.

         The parties acknowledge and agree that there are numerous times during the term of this Agreement at which fees and other matters will be renegotiated. Neither party shall be under any obligation, whether an implied good faith obligation or otherwise, to (i) accept any renegotiated fee if to do so would lower its projected or actual rate of return for performance of this Agreement, or (ii) accept a change in any other matter if to do so would adversely affect its business. Rather, either party shall be able to terminate this Agreement at such time pursuant to Section 6.2(iii).

6.3      Effect of Expiration or Termination

         (a) General The expiration or termination of this Agreement shall discharge each party from the further performance of its respective obligations hereunder, but shall not release either party from liability arising before or as a result of such expiration or termination.

         (b) Confidential Information In addition to the foregoing, upon expiration or termination of the term of this Agreement for any reason, each party will return to the other, and/or will provide evidence satisfactory to the other party of the destruction of, all information or records provided to such party and all copies, extracts, summaries and abstracts thereof, and thereafter will not use or disclose any such information or records for its own benefit or to the detriment of the other party.

         (c) Removal of Equipment Upon termination or expiration of this Agreement, FoodEx will, at its own expense, promptly remove the Equipment from the Facility without causing any damage to the Facility. All designs, blueprints, and components relating to the Equipment remain the sole property of FoodEx after removal of the Equipment.

         (d)      Survival of Covenants   The  obligations  of the parties under
Section 7 or Section 8 shall survive any expiration or termination of the Agreement.

Section 7. Allocation of Liability; Indemnification; Insurance

         7.1      Allocation of Liability

         (a) FoodEx FoodEx shall bear sole responsibility for all Claims relating to or arising during or as a result of:

                  (1) the design, installation or removal of the Equipment; or

                  (2) any defect in any Product from the failure of the Equipment.

         (b) FRC FRC shall bear sole responsibility for all Claims to the extent proximately resulting from the negligent operation, maintenance or repair of the Equipment by FRC employees or contractors.

         7.2 Indemnification Each party hereby agrees to indemnify, defend and hold the other party and the other's directors, officers, shareholders, members, employees and agents harmless from and against (j) any and all Claims for which the indemnifying party bears sole responsibility under Section 7.1, (ii) any breach by the indemnifying party of its warranties or obligations hereunder, or
(iii) any and all Claims made by any customer of the indemnifying party, whether for breach of any sales transaction or otherwise (but excluding any Claims resulting from a breach by the other party of any matter covered by clauses (i) or (ii) above).

         7.3 Insurance Each party hereby agrees to carry at all times during the term of this Agreement (i) general liability insurance sufficient in scope of coverage to cover its respective liabilities under this Section 7 in the amount of at least [ *** ] per claim and in the aggregate, and (ii) product liability insurance covering the Product in the amount of at least [ *** ] per claim and in the aggregate, in each case naming the other party as an additional insured, and from time to time upon request of the other party to furnish reasonable evidence of such coverage. If either party fails to satisfy its obligations under this Section 7.3, the other party may purchase and maintain such insurance on such party's behalf and may add any premiums so paid to the amounts otherwise payable by the other party under Section 3.

Section 8. Confidentiality

         8.1 General Each party agrees that during the course of performance of this Agreement, such party may receive or learn information relating to the other party, including without limitation the customers, suppliers, capacities, processes, patents, products, procedures, know-how, costs, business plans, assets or business of the other party (and which also includes all information delivered by FRC to FoodEx under Section 4.3), and that much of such information comprises trade secrets. Each party agrees to treat all such information as confidential, and (i) to use at least the same measures and procedures to protect such information from unpermitted use or disclosure as it uses to protect its own confidential information, and (ii) not to disclose such information to anyone other than those employees involved in the administration of this Agreement that have a need to know such information. Each party further agrees not to use any such information (or permit the use thereof by any of its employees) except as expressly permitted by this Agreement, whether for its own benefit or to the detriment of the other, and not to disclose or to permit the disclosure of any such information by any person or entity under its control or influence, except to the extent that any such disclosure is required by law or by legal process, and then only after giving the other party reasonable advance notice of and an opportunity to contest the proposed disclosure.

*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         8.2 Plant Rules All rules and regulations of FRC regarding the Facility, including without limitation access to the Facility by anyone not employed by FRC, visitors at the Facility or photographs taken at the Facility, as such rules and regulations may be amended from time to time during the term of this Agreement, are hereby fully incorporated by reference into this Agreement and FoodEx agrees to comply with all such rules and regulations.

         8.3 Specific Enforcement The parties agree that any breach of the provisions of this Section 8 may result in damage to the aggrieved party which is irreparable, speculative or otherwise difficult to prove, and that each party accordingly shall be entitled to injunctive relief in the event of any breach or threatened breach hereof by the other.

Section 9. Miscellaneous

         9.1 Arbitration Except for any action for injunctive relief pursuant to
Section 8.3, the parties agree to submit any and all disputes arising under or relating to this Agreement to binding arbitration in Sacramento, California in accordance with the Commercial Rules of the American Arbitration Association, and during the pendency of any such arbitration proceedings not to institute, maintain or prosecute any action or proceedings in any other forum or jurisdiction. The provisions of this Section 9.1 shall be enforceable, and judgment may be entered upon any arbitration award awarded hereunder, in any court of competentjurisdiction.

         9.2 Waivers and Amendments No purported amendment or waiver of any provision of or right under this Agreement shall be enforceable unless in writing signed by the party against whom such enforcement is sought.

         9.3 Successors and Assigns Except as expressly otherwise provided herein, no party may assign any right or remedy or delegate any obligation or liability arising under this Agreement without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section
9.3 shall be voidable at the option of the nonconsenting party. The provisions in this Agreement shall inure to the benefit of, and be binding upon, each party's respective successors and assigns.

         9.4 No Joint Venture or Partnership; No Reference to Agreement or Relationship Nothing in this Agreement shall be construed to create a partnership or joint venture of any kind or for any purpose between the parties hereto, or to constitute either party a special or general agent of the other, and neither party will act or represent otherwise to any third party. Neither party shall refer to this Agreement, to the other party or the relationship between the parties in any communication with any third party without the prior written consent of the other party.

         9.5 Disclaimer of Warranties NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, FRC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER
EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF PRODUCTS FOR A PARTICULAR PURPOSE), WITH RESPECT TO ANY RAW RICE BRAN OR PRODUCTS SOLD To FOODEx UNDER THIS AGREEMENT, except that all raw rice bran will be precleaned and freshly milled and sold in accordance with applicable law. The terms of any purchase order used or submitted by FoodEx in purchasing raw rice bran or the Products shall, except for the amount thereof purchased, be inapplicable and the provisions of this Agreement shall govern all such transactions.

         9.6  Limitation  of  Liability  NOTWITHSTANDING  ANYTHING  CONTAINED IN
SECTION 7 OR  ELSEWHERE  IN THIS  AGREEMENT,  FRC SHALL NOT BE LIABLE To FOODEx,
WHETHER IN TORT, IN CONTRACT OR OTHERWISE, AND WHETHER DIRECTLY OR BY WAY OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE, FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUES OR INJURY TO BUSINESS OR BUSINESS REPUTATION), WHETHER OF FOODEX OR OF ANY THIRD PARTY, RELATING TO OR ARISING OUT OF PRODUCTS DELIVERED To FOODEx UNDER THIS AGREEMENT OR THE SALE OF ANY PRODUCTS BY FOODEX.

         9.7 Force Majeure FRC shall not be responsible for any delays in processing of any Products ordered by FoodEx on account of strikes, blackouts, floods, droughts, riots, epidemics, fire, governmental regulation, acts of God or other causes beyond its control.

         9.8 Notices Any notice under or relating to this Agreement shall be in writing and shall be deemed duly given upon the earlier to occur of (i) actual receipt of the notice by the addressee; (ii) confirmed electronic transmission to the addressee of the notice or a facsimile thereof; (iii) if deposited with a nationally-recognized messenger service which guarantees delivery within a specified period (not to exceed three business days), the end of such guaranteed period; or (iv) if sent be certified or registered United States Mail, the third business day after such mailing; in each case if transmission, postage or delivery charges are prepaid and the notice is addressed or delivered as follows:

If to FRC:

Farmers' Rice Cooperative
2525 Natomas Park Drive
Sacramento, CA 95851
Attn: Senior Vice President - Operations

If to FoodEx

Food Extrusion, Inc.
1241 Hawk's Flight Court
El Dorado Hills, CA 95630
Attn:  Chief Executive Officer

Any party may from time to time change its respective address for notice by delivering written notice of such change to the other party. The burden of proof of due delivery under this Section 9.8 shall be upon the party giving notice.

         9.9 Severability In case any provision of this Agreement shall be declared invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed stricken from this Agreement as to that jurisdiction only, and the validity, legality and enforceability of this Agreement or of any of its provisions in such jurisdiction or in any other jurisdiction shall not otherwise be affected.

         9.10 Titles and Section Headings The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in interpreting or construing this Agreement.

         9.11 Expenses Except as expressly otherwise set forth herein, each party shall bear its own attorneys' and other professional and business advisers' fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. In the event that any party brings any action (whether an arbitration proceeding or otherwise) to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

         9.12 Entire Agreement This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         9.13 Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within California, except that this Agreement shall be given a fair and reasonable construction in accordance with the intent of the parties without regard to, or the aid of, Section 1654 of the California Civil Code.

         9.14 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Stabilized Rice Bran Processing, Sales and Marketing Agreement as of the date first above written.

                                      FARMERS' RICE COOPERATIVE



                                      By    /s/Paul Crutchfield
                                      Name: PAUL CRUTCHFIELD
                                      Title:SR. VICE PRESIDENT - OPERATIONS



                                      FOOD EXTRUSION, INC.



                                      By    /s/Daniel L. McPeak
                                      Name: Daniel L.McPeak
                                      Title:Chairman and Chief Executive Officer